Exhibit 99.1

CoStar Group Full Year and Fourth Quarter 2020 Revenues Increased 19% Year-over-Year
Traffic to CoStar Group’s Marketplaces Grew 29% in the Fourth Quarter

WASHINGTON – February 23, 2021 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the year ended December 31, 2020, was $1.66 billion, an increase of 19% over revenue of $1.4 billion for the full year of 2019. Revenue for the fourth quarter ended December 31, 2020, was $444 million, an increase of 19% over revenue of $375 million for the fourth quarter of 2019.

Net income for the year ended December 31, 2020, was $227 million, or $5.93 per diluted share. EBITDA for the full year of 2020 was $406 million and includes one-time charges of $59.5 million related to the now terminated RentPath acquisition. Excluding these one-time charges, EBITDA for the full year of 2020 was $466 million, an increase of 5% compared to EBITDA of $445 million for the full year of 2019. Net Income, excluding the one-time charges, was approximately $271 million, or $7.08 per diluted share.

Adjusted EBITDA (which excludes stock-based compensation, acquisition and integration related costs and other items as described below) for the fourth quarter ended December 31, 2020, was $167 million, an increase of 18% compared to adjusted EBITDA of $142 million for the fourth quarter of 2019. Adjusted EBITDA for the year ended December 31, 2020 was $553 million, an increase of 9% compared to adjusted EBITDA of $507 million for the full year of 2019.

“2020 was an exceptional year for CoStar Group in many ways,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “Following the initial pandemic disruption early in the year, we demonstrated that our business is strongly countercyclical as our sales rebounded strongly in the second half of the year. In the fourth quarter, we delivered annualized net new sales of $49 million, bringing our total sales bookings to over $100 million in the second half of 2020. Revenue increased by over a quarter of a billion dollars in 2020. I am particularly pleased that CoStar Suite had its best sales quarter of 2020 in the fourth quarter, more than doubling the third quarter sales level. Unique visitors to our marketplaces increased by over 20% for the year and by 29% in the fourth quarter as the pandemic led more people to shop for real estate online. We raised $2.7 billion in the debt and equity markets and completed the acquisitions of Ten-X, Emporis, and Homesnap, and are well into developing additional important acquisition opportunities – all while working remotely.”

“Apartments.com turned in its strongest performance since we first launched the platform in 2015,” continued Florance, “with revenues growing 22% to almost $600 million. Apartments.com net new sales increased 35% for the year, network visits grew 20% to over 1 billion in 2020, and quality leads to our customers increased over 20%. We believe that our increased investment in marketing for Apartments.com in 2020 was a key driver in our performance and produced outstanding results.”

The LoopNet marketplace network also had a record year, with revenue growth of 20% in 2020 and average monthly unique visitors of approximately 9.4 million in the fourth quarter of 2020, an increase of 37% over the fourth quarter of 2019. Our highest ad levels — gold, diamond, and platinum — are proving to be strongly countercyclical, with revenue growing almost 50% in 2020 and net new sales increasing 100% during the year. In 2020, we invested in marketing and successfully accelerated Apartments.com growth. In 2021, we plan to significantly accelerate our investment in LoopNet’s marketing and sales force and believe we will similarly accelerate LoopNet’s growth.

Year 2019-2020 Quarterly Results - Unaudited
(in millions, except per share data)
	2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Revenues	$328	$344	$353	$375	$392	$397	$426	$444
Net income	85	63	79	88	73	60	58	36
Net income per share - diluted	2.33	1.73	2.15	2.39	1.98	1.60	1.48	0.91
Weighted average outstanding shares - diluted	36.6	36.6	36.7	36.7	36.8	37.7	39.4	39.4

EBITDA	113	94	113	125	100	109	108	88
Adjusted EBITDA	125	110	129	142	124	129	134	167
Non-GAAP net income	92	82	96	103	90	88	89	112
Non-GAAP net income per share - diluted	2.53	2.23	2.61	2.82	2.44	2.34	2.26	2.85

Non-GAAP net income (which excludes amortization of acquired intangible assets, stock-based compensation and other items as described below) for the full year of 2020 was $380 million or $9.91 per diluted share. Non-GAAP net income for the fourth quarter of 2020 was $112 million or $2.85 per diluted share.

2021 Outlook
The Company expects revenue in the range of $1.925 billion to $1.945 billion for the full year of 2021, representing growth of approximately 17% year-over-year at the midpoint of the range. This guidance includes an estimated 2021 revenue contribution from Homesnap of approximately $50 million. We expect revenue for the first quarter of 2021 in the range of $450 million to $455 million, representing revenue growth of 15% year-over-year at the midpoint of the range.

The Company expects adjusted EBITDA in a range of $640 million to $650 million for the full year of 2021, an increase of 17% at the midpoint of the range compared to 2020. Homesnap is expected to have negative adjusted EBITDA of approximately $5 million for the year. For the first quarter of 2021, the Company expects adjusted EBITDA in a range of $140 million to $145 million.

We expect full year 2021 non-GAAP net income per diluted share in a range of $10.83 to $11.03 based on 39.7 million shares. For the first quarter of 2021, we expect non-GAAP net income per diluted share in a range of $2.33 to $2.43 based on 39.5 million shares. These ranges include an estimated non-GAAP tax rate of 25% for the full year and the first quarter 2021.

The preceding forward-looking statements reflect CoStar Group’s expectations as of February 23, 2021, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, including uncertainties as a result of the COVID-19 pandemic and responses to it by, and the impact on, global economies, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2020, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 5:00 PM EST on Tuesday, February 23, 2021 to discuss earnings results for the fourth quarter and year ended 2020 and the Company’s outlook.

The audio portion of the conference call will be broadcast live over the Internet at investors.costargroup.com. To participate in the conference call, please register online in advance at http://www.directeventreg.com/registration/event/6192488. After registering, participants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers on the confirmation email and enter their passcode and ID, upon which they will be entered into the conference.

The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$444,393	$374,726	$1,659,019	$1,399,719
Cost of revenues	78,154	74,996	308,968	289,239
Gross profit	366,239	299,730	1,350,051	1,110,480

Operating expenses:
Selling and marketing (excluding customer base amortization)	133,576	99,845	535,778	408,596
Software development	41,573	36,580	162,916	125,602
General and administrative	118,100	50,797	299,698	178,740
Customer base amortization	17,780	11,522	62,457	33,995
	311,029	198,744	1,060,849	746,933

Income from operations	55,210	100,986	289,202	363,547
Interest (expense) income	(7,913)	3,439	(17,395)	16,742
Other (expense) income	(856)	9,880	(827)	10,660
Income before income taxes	46,441	114,305	270,980	390,949
Income tax expense	10,652	26,378	43,852	75,986
Net income	$35,789	$87,927	$227,128	$314,963

Net income per share - basic	$0.91	$2.42	$5.97	$8.67
Net income per share - diluted	$0.91	$2.39	$5.93	$8.60

Weighted-average outstanding shares - basic	39,137	36,359	38,073	36,310
Weighted-average outstanding shares - diluted	39,395	36,674	38,326	36,630

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$35,789	$87,927	$227,128	$314,963
Income tax expense	10,652	26,378	43,852	75,986
Income before income taxes	46,441	114,305	270,980	390,949
Amortization of acquired intangible assets	24,784	17,406	88,132	55,352
Stock-based compensation expense	12,667	13,271	54,104	52,255
Acquisition and integration related costs	65,892	3,651	92,523	6,679
Restructuring and related costs	—	—	413	3,054
Other (income) expense	—	(10,750)	113	(10,750)
Non-GAAP income before income taxes	149,784	137,883	506,265	497,539
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(37,446)	(34,470)	(126,566)	(124,385)
Non-GAAP net income	$112,338	$103,413	$379,699	$373,154

Net income per share - diluted	$0.91	$2.39	$5.93	$8.60
Non-GAAP net income per share - diluted	$2.85	$2.82	$9.91	$10.19

Weighted average outstanding shares - basic	39,137	36,359	38,073	36,310
Weighted average outstanding shares - diluted	39,395	36,674	38,326	36,630

* A 25% tax rate is assumed for 2020 and 2019, which approximates our statutory federal and state corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$35,789	$87,927	$227,128	$314,963
Amortization of acquired intangible assets in cost of revenues	7,004	5,854	25,675	21,357
Amortization of acquired intangible assets in operating expenses	17,780	11,552	62,457	33,995
Depreciation and other amortization	8,249	6,524	28,812	25,813
Interest expense (income)	7,913	(3,439)	17,395	(16,742)
Other expense (income)	856	(9,880)	827	(10,660)
Income tax expense	10,652	26,378	43,852	75,986
EBITDA	$88,243	$124,916	$406,146	$444,712
Stock-based compensation expense	12,667	13,271	54,104	52,255
Acquisition and integration related costs	65,892	3,651	92,523	6,679
Restructuring and related costs	—	—	413	3,054
Adjusted EBITDA	$166,802	$141,838	$553,186	$506,700

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$3,755,912	$1,070,731
Accounts receivable	119,059	96,788
Less: Allowance for credit losses	(15,110)	(4,548)
Accounts receivable, net	103,949	92,240
Prepaid expenses and other current assets	28,651	36,194
Total current assets	3,888,512	1,199,165

Long-term investments	—	10,070
Deferred income taxes, net	4,983	5,408
Property and equipment, net	126,325	107,529
Lease right-of-use assets	108,740	115,084
Goodwill	2,235,999	1,882,020
Intangible assets, net	426,745	421,196
Deferred commission costs, net	93,274	89,374
Deposits and other assets	15,856	9,232
Income tax receivable	14,986	14,908
Total assets	$6,915,420	$3,853,986
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,732	$7,640
Accrued wages and commissions	80,998	53,087
Accrued expenses	110,305	38,680
Income taxes payable	16,316	10,705
Lease liabilities	32,648	29,670
Deferred revenue	74,851	67,274
Total current liabilities	330,850	207,056

Long-term debt, net	986,715	—
Deferred income taxes, net	72,991	87,096
Income taxes payable	25,282	20,521
Lease and other long-term liabilities	124,223	133,720
Total liabilities	$1,540,061	$448,393

Total stockholders’ equity	5,375,359	3,405,593
Total liabilities and stockholders’ equity	$6,915,420	$3,853,986

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Year Ended December 31,
	2020	2019
Operating activities:
Net income	$227,128	$314,963
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,944	81,165
Amortization of deferred commissions costs	60,516	53,421
Amortization of senior notes discount and issuance costs	1,658	876
Non-cash lease expense	26,326	22,748
Stock-based compensation expense	53,450	52,255
Deferred income taxes, net	(11,530)	8,220
Credit loss expense	25,212	10,978
Other operating activities, net	288	105

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(36,118)	(5,014)
Income taxes payable	10,352	(577)
Prepaid expenses and other current assets	1,936	(14,244)
Deferred commissions	(64,355)	(66,688)
Other assets	1,762	(648)
Accounts payable and other liabilities	100,846	17,751
Lease liabilities	(30,497)	(25,442)
Deferred revenue	2,188	7,911
Net cash provided by operating activities	486,106	457,780

Investing activities:
Proceeds from sale and settlement of investments	10,259	—
Purchases of property and equipment and other assets	(48,347)	(46,197)
Cash paid for acquisitions, net of cash acquired	(426,075)	(437,556)
Net cash used in investing activities	(464,163)	(483,753)

Financing activities:
Proceeds from long-term debt	1,744,210	—
Payments of debt issuance costs	(16,647)	—
Payments of long-term debt	(745,000)	—
Repurchase of restricted stock to satisfy tax withholding obligations	(38,867)	(27,577)
Proceeds from equity offering, net of transaction costs	1,689,971	—
Proceeds from exercise of stock options and employee stock purchase plan	30,280	25,080
Other financing activities	(1,650)	(1,657)
Net cash provided by (used in) financing activities	2,662,297	(4,154)

Effect of foreign currency exchange rates on cash and cash equivalents	941	442
Net increase in cash, cash equivalents and restricted cash	2,685,181	(29,685)
Cash, cash equivalents and restricted cash at the beginning of period	1,070,731	1,100,416
Cash, cash equivalents and restricted cash at the end of period	$3,755,912	$1,070,731

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended December 31,
	2020			2019
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$160,842	$7,896	$168,738	$154,152	$7,107	$161,259
Information services	27,048	6,930	33,978	24,318	5,030	29,348
Online marketplaces
Multifamily	160,370	—	160,370	130,168	—	130,168
Commercial property and land	81,129	178	81,307	53,846	105	53,951
Total revenues	$429,389	$15,004	$444,393	$362,484	$12,242	$374,726

	Year Ended December 31,
	2020			2019
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$634,205	$30,530	$664,735	$590,222	$27,576	$617,798
Information services	104,117	25,953	130,070	76,950	11,496	88,446
Online marketplaces
Multifamily	598,555	—	598,555	490,631	—	490,631
Commercial property and land	265,225	434	265,659	202,264	580	202,844
Total revenues	$1,602,102	$56,917	$1,659,019	$1,360,067	$39,652	$1,399,719

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
EBITDA
North America	$88,241	$125,457	$410,852	$451,699
International	2	(541)	(4,706)	(6,987)
Total EBITDA	$88,243	$124,916	$406,146	$444,712

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2019-2020 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$85.2	$63.2	$78.6	$87.9	$72.8	$60.4	$58.2	$35.8
Income tax expense	12.5	16.8	20.3	26.4	5.6	16.9	10.7	10.7
Income before income taxes	97.7	80.0	98.9	114.3	78.4	77.3	68.9	46.4
Amortization of acquired intangible assets	13.2	12.2	12.5	17.4	17.5	21.0	24.9	24.8
Stock-based compensation expense	12.0	13.8	13.1	13.3	15.2	9.5	16.7	12.7
Acquisition and integration related costs	0.2	0.5	2.3	3.7	8.7	10.0	7.9	65.9
Restructuring and related costs	0.1	2.2	0.8	—	—	—	0.4	—
Other (income) expense	—	—	—	(10.8)	—	—	0.1	—
Non-GAAP income before income taxes	123.2	108.7	127.6	137.9	119.8	117.8	118.9	149.8
Assumed rate for income tax expense *	25%	25%	25%	25%	25%	25%	25%	25%
Assumed provision for income tax expense	(30.8)	(27.2)	(31.9)	(34.5)	(30.0)	(29.5)	(29.7)	(37.5)
Non-GAAP net income	$92.4	$81.5	$95.7	$103.4	$89.8	$88.3	$89.2	$112.3

Non-GAAP net income per share - diluted	$2.53	$2.23	$2.61	$2.82	$2.44	$2.34	$2.26	$2.85

Weighted average outstanding shares - basic	36.2	36.3	36.3	36.4	36.5	37.5	39.2	39.1
Weighted average outstanding shares - diluted	36.6	36.6	36.7	36.7	36.8	37.7	39.4	39.4

* A 25% tax rate is assumed for 2020 and 2019, which approximates our statutory federal and state corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$85.2	$63.2	$78.6	$87.9	$72.8	$60.4	$58.2	$35.8
Amortization of acquired intangible assets	13.2	12.2	12.5	17.4	17.5	21.0	24.9	24.8
Depreciation and other amortization	6.5	6.5	6.3	6.5	6.8	7.0	6.8	8.2
Interest (income) expense	(4.2)	(4.7)	(4.4)	(3.4)	(1.7)	3.6	7.5	7.9
Other (income) expense	—	(0.5)	(0.3)	(9.9)	(0.8)	0.4	0.3	0.9
Income tax expense	12.5	16.8	20.3	26.4	5.6	16.9	10.7	10.7
EBITDA	$113.2	$93.5	$113.0	$124.9	$100.2	$109.3	$108.4	$88.3
Stock-based compensation expense	12.0	13.8	13.1	13.3	15.1	9.5	16.7	12.7
Acquisition and integration related costs	0.2	0.5	2.3	3.7	8.7	10.0	7.9	65.9
Restructuring and related costs	0.1	2.2	0.8	—	—	—	0.4	—
Adjusted EBITDA	$125.5	$110.0	$129.2	$141.9	$124.0	$128.8	$133.4	$166.9

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending March 31, 2021		December 31, 2021
	Low	High	Low	High

Net income	$64,000	$70,000	$313,000	$324,000
Income tax expense	11,000	12,000	89,000	92,000
Income before income taxes	75,000	82,000	402,000	416,000
Amortization of acquired intangible assets	24,000	24,000	92,000	92,000
Stock-based compensation expense	17,000	16,000	68,000	66,000
Acquisition and integration related costs	7,000	6,000	12,000	10,000
Non-GAAP income before income taxes	123,000	128,000	574,000	584,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(30,800)	(32,000)	(144,000)	(146,000)
Non-GAAP net income	$92,200	$96,000	$430,000	$438,000

Net income per share - diluted	$1.62	$1.77	$7.88	$8.16
Non-GAAP net income per share - diluted	$2.33	$2.43	$10.83	$11.03

Weighted average outstanding shares - diluted	39,500	39,500	39,700	39,700

* A 25% tax rate is assumed, which approximates our statutory federal and state corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending March 31, 2021		December 31, 2021
	Low	High	Low	High
Net income	$64,000	$70,000	$313,000	$324,000
Amortization of acquired intangible assets	24,000	24,000	92,000	92,000
Depreciation and other amortization	9,000	9,000	32,000	32,000
Interest and other expense, net	8,000	8,000	34,000	34,000
Income tax expense	11,000	12,000	89,000	92,000
Stock-based compensation expense	17,000	16,000	68,000	66,000
Acquisition and integration related costs	7,000	6,000	12,000	10,000
Adjusted EBITDA	$140,000	$145,000	$640,000	$650,000

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Bill Warmington
Vice President
Investor Relations
(202) 346-5661
wwarmington@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality sector. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Homesnap is an industry-leading online and mobile software platform that provides user-friendly applications to optimize residential real estate agent workflow and reinforce the agent-client relationship. CoStar Group’s websites attract tens of millions of unique monthly visitors. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe, Canada and Asia with a staff of over 4,600 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: uncertainty surrounding the impact of the COVID-19 pandemic, including volatility in the international and U.S. economy, worker absenteeism or decreased productivity, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; government and private actions taken to control the spread of COVID-19; the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, site traffic and visitors, leads generated, and sales; the risk that the Company is unable to sustain current revenue, earnings and net new sales bookings growth rates or increase them; the risk that acquisition opportunities do not continue to develop or that any completed acquisitions do not produce the expected results; the risk that the Company’s investment plans change or that those investments do not produce the expected results, including accelerated growth; the risk that revenues for the first quarter and full year 2021 will not be as stated in this press release; the risk that Homesnap revenues for 2021 differ from expectations; the risk that net income for the first quarter and full year 2021 will not be as stated in this press release; the risk that adjusted EBITDA for the first quarter and full year 2021 will not be as stated in this press release; the risk that Homesnap adjusted EBITDA for 2021 differs from expectations; the risk that non-GAAP net income and non-GAAP net income per diluted share for the first quarter and full year 2021 will not be as stated in this press release; and the risk that the tax rate estimates stated in this press release may change. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar’s filings from time to time with the Securities and Exchange Commission, including in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar’s other filings with the SEC available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.